CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the use in this Offering Statement on Form 1-A of our report dated December 31, 2020, relating to the consolidated financial statements of Holiday Lifestyle 1 LLC appearing in the Offering Circular, which is part of this Offering Statement.

s/Assurance Dimensions

Tampa, FL

May 20, 2021